April 25, 2024 2024 First Quarter Conference Call EXHIBIT 99.2

2 2 This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding: our plans, strategies and objectives for future operations; any projections of financial items including projections as to guidance and other outlook information; future operations expenditures; our ability to enter into, renew and/or perform commercial contracts; the spot market; our current work continuing; visibility and future utilization; our protocols and plans; energy transition or energy security; our spending and cost management efforts and our ability to manage changes; oil price volatility and its effects and results; our ability to identify, effect and integrate acquisitions, joint ventures or other transactions, including the integration of the Alliance acquisition and any subsequently identified legacy issues with respect thereto; developments; any financing transactions or arrangements or our ability to enter into such transactions or arrangements; our sustainability initiatives; future economic conditions or performance; our share repurchase program or execution; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors that could cause results to differ materially from those in the forward-looking statements, including but not limited to market conditions and the demand for our services; volatility of oil and natural gas prices; results from acquired properties; our ability to secure and realize backlog; the performance of contracts by customers, suppliers and other counterparties; actions by governmental and regulatory authorities; operating hazards and delays, which include delays in delivery, chartering or customer acceptance of assets or terms of their acceptance; the effectiveness of our sustainability initiatives and disclosures; human capital management issues; complexities of global political and economic developments; geologic risks; and other risks described from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K, which are available free of charge on the SEC's website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements, which speak only as of their respective dates, except as required by law. INTRODUCTION Forward-Looking Statements

At Helix, our purpose is to enable energy transition through: Maximizing Existing Reserves Enhancing remaining production from existing oil and gas wells Lowering Decommissioning Costs Restoring the seabed in an environmentally safe manner Offshore Renewables & Wind Farms Transitioning our energy economy to a sustainable model

4 4 • Executive Summary (pg. 5) • Operational Highlights (pg. 8) • Key Financial Metrics (pg. 13) • 2024 Outlook (pg. 15) • Non-GAAP Reconciliations (pg. 20) • Questions and Answers PRESENTATION OUTLINE Agenda

5 Executive Summary

6 6 EXECUTIVE SUMMARY Summary of Results ($ in millions, except per share amounts, unaudited) Three Months Ended 3/31/24 3/31/23 12/31/23 Revenues 296 $ 250 $ 335 $ Gross profit 20 $ 15 $ 49 $ 7% 6% 15% Net loss (26) $ (5) $ (28) $ Basic loss per share (0.17) $ (0.03) $ (0.19) $ Diluted loss per share (0.17) $ (0.03) $ (0.19) $ Adjusted EBITDA1 Business segments 57 $ 46 $ 85 $ Corporate, eliminations and other (10) (11) (15) Adjusted EBITDA1 $ 35 47 $ 71 $ Cash and cash equivalents2,3 $ 167 324 $ 332 $ Net Debt1 $ 91 (6) $ 30 $ Cash flows from operating activities 64 $ (5) $ 95 $ Free Cash Flow1 $ (12) 61 $ 92 $ 1 Adjusted EBITDA, Net Debt and Free Cash Flow are non-GAAP financial measures; see non-GAAP reconciliations below 2 Excludes restricted cash of $3 million as of 3/31/23 3 On April 3, 2024, cash and cash equivalents declined by $85 million with the payment of the Alliance earn-out Amounts may not add due to rounding

7 7 Financial Results • Net loss of $26 million, $(0.17) per diluted share • Includes pre-tax losses of $21 million related to the retirement of the remaining Convertible Senior Notes due 2026 (2026 Notes) • Adjusted EBITDA1 of $47 million • Operating cash flows of $64 million • Free Cash Flow1 of $61 million Financial Condition at March 31, 2024 • Cash and cash equivalents3 of $324 million • Liquidity3 of $419 million • Long-term debt4 of $318 million • Net Debt1 of $(6) million Operations • Commencement of Australia operations on Q7000 • Strong results in Well Intervention across all regions, despite Well Enhancer docking • Good winter season utilization in Robotics • Restoration of production on Thunder Hawk wells Commercial • Extension of decommissioning contract with Trident Energy offshore Brazil through 2025 • Deepwater well intervention contract in Nigeria with Esso on the Q4000 expected to commence Q4 2024 • Renewal of HWCG contract through March 2026 EXECUTIVE SUMMARY First Quarter 2024 Highlights 1 Adjusted EBITDA, Free Cash Flow and Net Debt are non-GAAP financial measures; see non-GAAP reconciliations below 2 Revenue percentages net of intercompany eliminations 3 Liquidity is calculated as the sum of cash and cash equivalents and availability under Helix’s ABL facility; on April 3, 2024, cash and cash equivalents and Liquidity declined by $85 million with the payment of the Alliance earn-out 4 Long-term debt is presented net of unamortized discounts and deferred issuance costs Production Maximization 35% Decommissioning 56% Renewables 8% Other 1% Revenue By Market Strategy2 Quarter Ended March 31, 2024

8 Operational Highlights

OPERATIONAL HIGHLIGHTS

Segment Results

Segment Operating Results

($ in millions, unaudited)

	Three Months Ended					
	3/31/24		3/31/23		12/31/23	
Revenues						
Well Intervention	$ 216		$ 142		$ 211	
Robotics	50		49		63	
Shallow Water Abandonment	27		49		62	
Production Facilities	24		21		19	
Intercompany eliminations	(22)		(12)		(20)	
Total	$ 296		$ 250		$ 335	
Gross profit (loss) %						
Well Intervention	$ 23	11%	$ (4)	(3)%	$ 25	12%
Robotics	8	16%	7	14%	11	18%
Shallow Water Abandonment	(10)	(36)%	7	15%	14	22%
Production Facilities	(1)	(5)%	6	28%	-	
Eliminations and other	(1)		(1)		-	
Total	$ 20	7%	$ 15	6%	$ 49	15%
Utilization						
Well Intervention vessels	90%		80%		95%	
Robotics vessels	74%		91%		97%	
Robotics assets (ROVs and trenchers)	58%		56%		68%	
Shallow Water Abandonment vessels	41%		58%		72%	
Shallow Water Abandonment systems	26%		68%		58%	

Amounts may not add due to rounding

Segment Utilization

Well Intervention

- Fleet utilization 90%
  - 98% in the GOM
  - 79% in the North Sea and Asia Pacific
  - 100% in Brazil
- 15K IRS idle during Q1; 10K IRS 100% on contract offshore Australia; ROAM mobilizing for Australia project on *Q7000*

Robotics

- 333 chartered vessel days (74% utilization), includes 64 days at reduced standby rates
- 85 vessel trenching days
- ROV and trencher utilization 58%

Shallow Water Abandonment

- 48% liftboat, offshore supply vessel (OSV) and crewboat combined utilization
- 19% diving support vessel (DSV) utilization
- *Epic Hedron* heavy lift barge idle
- 626 days, or 26%, combined utilization on 20 P&A systems and six coiled tubing (CT) systems

Production Facilities

- *Helix Producer 1* operated at full rates
- Increased oil and gas production following completion of the well workover on the Thunder Hawk field early Q1; incurred $9 million in workover costs with Well Intervention in Q1

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10 10 OPERATIONAL HIGHLIGHTS Well Intervention Utilization • Q5000 – 96% utilized in Q1; performing multi-well production enhancement and abandonment campaign for Shell • Q4000 – 99% utilized in Q1; completed well workover on our Thunder Hawk field, followed by production enhancement work for three customers during Q1 • Well Enhancer – 41% utilized in Q1; completed two-well decommissioning operations followed by 54-day scheduled regulatory dry dock, then commenced a four-well production enhancement program • Seawell – 96% utilized in Q1; operating in western Mediterranean performing decommissioning campaign involving dive support; incurred approximate one-week marine maintenance period • Q7000 – 100% utilized in Q1; performed multi-well decommissioning campaign offshore Australia for one customer • Siem Helix 1 – 99% utilized in Q1; completed decommissioning scopes on five wells for Trident Energy • Siem Helix 2 – 100% utilized in Q1; performed decommissioning scopes on two wells and production enhancement scopes on two wells for Petrobras • 15K IRS – idle during Q1 • 10K IRS – one system 100% utilized for a contract offshore Australia

11 11 OPERATIONAL HIGHLIGHTS Robotics Utilization 323 370 376 332 295 435 506 463 333 66 81 176 160 156 252 276 271 85 35% 53% 66% 58% 56% 58% 67% 68% 58% - 100 200 300 400 500 0% 10% 20% 30% 40% 50% 60% 70% Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Vessel Days Trenching Days¹ 1 Trenching days represent integrated vessel trenching activities on Helix-chartered vessels except for stand-alone trenching operations on third-party vessels of 90 days and 58 days during Q1 2023 and Q2 2023, respectively 2 ROV utilization included 42, 40 and 39 work class ROVs during 2021, 2022 and 2023-2024, respectively, and four trenchers during 2021; IROV boulder grabs placed into service end of Q3 2022 and Q1 2024; two trenchers placed into service late Q4 2022 and one trencher removed from service Q1 2024 Utilization Days • Grand Canyon II (Asia Pacific) – 100% utilized in Q1; completed ROV support project in Malaysia; commenced a long-term windfarm support project offshore Taiwan • Grand Canyon III (North Sea) – 23% utilized in Q1; worked on a lump-sum renewables trenching project through late January; vessel spent the remainder of Q1 having fuel-saving battery equipment installed • Shelia Bordelon (GOM / US East Coast) – 67% utilized in Q1; completed a renewables project on US East Coast; subsequently performed various ROV support projects for four oil and gas customers • North Sea Enabler (North Sea) – 68% utilized in Q1; performed renewables trenching, oil and gas trenching and oil and gas ROV support for four customers • Glomar Wave (North Sea) – 27 days operational in Q1; performed ROV support services for a renewables site clearance project • Spot Vessel – 91 days of utilization on the Siem Topaz during Q1; vessel on stand-by rates until early March and subsequently commenced renewables trenching project offshore Taiwan • Trenching – 85 integrated vessel trenching days on renewables and oil and gas trenching projects on the Grand Canyon III, North Sea Enabler and Siem Topaz

12 12 OPERATIONAL HIGHLIGHTS Shallow Water Abandonment Utilization 1 Systems utilization includes six CT systems; 14 P&A systems during Q3 2022, 15 P&A systems from Q4 2022 to August 2023 and 20 P&A systems beginning September 2023 2 Liftboat utilization includes ten liftboats during Q3-Q4 2022 and nine liftboats beginning Q1 2023 Slower Q1 activity levels are reflective not only of seasonality, but also of the variable nature of operator spending, as well as higher customer concentrations in the Gulf of Mexico shelf Offshore • Liftboats – nine liftboats with combined utilization of 58% in Q1 performing make safe, well abandonment, pipeline abandonment, CT, wireline, construction support, production support and dive support operations • OSVs – six OSVs and one crew boat with combined utilization of 35% in Q1 Energy Services • P&A Systems – 532 days utilization, or 29%, on 20 P&A systems in Q1 • CT Systems – 94 days utilization, or 17%, on six CT systems in Q1 Diving & Heavy Lift • Epic Hedron – heavy lift barge idle in Q1 • DSVs – three DSVs with combined utilization of 19% in Q1

13 Key Financial Metrics

14 14 Total funded debt† of $328 million at 3/31/24 • $300 million Senior Notes due 2029 – 9.75% • $28 million MARAD Debt – 4.93% • Semi-annual amortization payments through maturity in Q1 2027 KEY FINANCIAL METRICS Debt Instrument Profile † Excludes $10 million of remaining unamortized debt discount and issuance costs $4 $9 $10 $5 $300 $0 $50 $100 $150 $200 $250 $300 2024 2025 2026 2027 2028 2029 Principal Payment Schedule at 3/31/24 ($ in millions) MARAD 2029 Senior Notes $208 $291 $254 $187 $332 $324 $(406) $(350) $(305) $(264) $(362) $(318) $380 $452 $305 $285 $431 $419 $(143) $(58) $22 $(75) $(30) $6 ($500) ($400) ($300) ($200) ($100) $0 $100 $200 $300 $400 $500 Cash Long-term debt Liquidity Net Debt 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 3/31/24 Debt and Liquidity Profile at 3/31/24 ($ in millions) 1 Cash includes cash and cash equivalents but excludes restricted cash at December 31, 2019 of $54 million, December 31, 2021 of $74 million and December 31, 2022 of $3 million 2 Long-term debt through December 31, 2020 was net of unamortized discounts and issuance costs; beginning January 1, 2021, discounts on our Convertible Senior Notes (approx. $46 million) were eliminated and our Convertible Senior Notes are subsequently net of issuance costs only 3 Liquidity is calculated as the sum of cash and cash equivalents and available capacity under Helix’s ABL facility and excludes restricted cash 4 Net Debt is a non-GAAP financial measure; see non-GAAP reconciliations below 5 On April 3, 2024, cash and cash equivalents and liquidity declined by $85 million with the payment of the Alliance earn-out 1,5 2 3,5 4

15 2024 Outlook

2024 OUTLOOK

Forecast

Key Financial Metrics

($ in millions)	2024 Outlook	2023 Actual
Revenues	$ 1,200 - 1,400	$ 1,290
Adjusted EBITDA[1]	270 - 330	273
Free Cash Flow[1,2]	65 - 115	134
Capital Additions[3]	70 - 90	90
Revenue Split:		
Well Intervention	$ 725 - 825	$ 733
Robotics	255 - 315	258
Shallow Water Abandonment	200 - 235	275
Production Facilities	85 - 90	88
Eliminations	(65)	(64)
Total Revenue	**$ 1,200 - 1,400**	**$ 1,290**

1 Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures; see non-GAAP reconciliations below

2 Free Cash Flow in 2024 includes $58 million related to the earn-out associated with the Alliance acquisition

3 Capital Additions include regulatory certification costs for our vessels and systems as well as other capital expenditures

Key Forecast Drivers

Our current outlook is based, among other things, on the following expected key drivers:

Well Intervention

- GOM – forecasted improved rates following completion of legacy 75-day commitment; *Q4000* Nigeria campaign beginning 2H 2024; *Q5000* concentration of GOM utilization
- North Sea – stable rates and lower utilization expected vs. 2023 with a 54-day docking on *Well Enhancer* in Q1 and expected return to seasonal activity
- Brazil – continued legacy rates on *Siem Helix* vessels into Q4 2024 with expected higher costs in 2024; *Siem Helix 1* contracted improved-rate 12-month extension with Trident beginning December 2024
- *Q7000* expected to commence Brazil operations Q4 2024 following Australia campaign, vessel transit, docking and acceptance period

Robotics

- Anticipate continued strong renewables trenching and ROV markets

Shallow Water Abandonment

- Anticipate greater seasonal impact and overall softer Gulf of Mexico shelf decommissioning market compared to 2023

Production Facilities

- Restored Thunder Hawk production following well workover completion early 2024, Droshky production expected through mid-year; HFRS contracted at least through mid-2025

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17 17 2024 Capital additions are forecasted at approximately $70 – $90 million: • Capital additions during Q1 included approximately $12 million for regulatory certification costs for our vessels and systems, which are reported in operating cash flows, and approximately $3 million for capital expenditures • Capital additions during the remainder of 2024 are expected to be: • Approximately $33 - $43 million for regulatory recertification costs of our vessels and systems • Approximately $22 - $32 million for capital expenditures Alliance Earn-out • Alliance earn-out of $85 million, including $58 million in Operating Cash Flows and $27 million in Financing Cash Flows, paid on April 3, 2024 Free Cash Flow1 • Free Cash Flow outlook includes capital additions, the portion of the Alliance earn-out reported in Operating Cash Flows, interest of $24 million and cash taxes expected between $20 - $25 million • Expected seasonal build in working capital in Q2 through Q3 with return of working capital in Q4 Balance Sheet • Share repurchases in Q1 of approximately 0.5 million shares for $5 million ($1 million accrued at quarter-end); currently expected shares repurchases of $20 - $30 million in 2024 under our share repurchase program • No significant debt maturities until 2029; semi-annual maturities of our MARAD debt of $4 million remaining in 2024 2024 OUTLOOK Capital Additions, Cash Flow & Balance Sheet 1 Free Cash Flow is a non-GAAP financial measure; see non-GAAP reconciliations below

18 18 WellIntervention • Q4000 (Gulf of Mexico / West Africa) – contracted work through Q2 with identified opportunities through mid year; vessel expected to transit during Q3 for contracted project offshore Nigeria expected to begin September • Q5000 (Gulf of Mexico) – contracted work on Shell multi-year campaign into mid-Q2; identified opportunities and good utilization until contract recommencement with Shell mid-Q3 through mid-December • IRS rental units (Global) – 15K IRS contracted for a single well in Q2 and identified further opportunities; 10K IRS operating offshore Australia expected through Q4; second IRS acquired late 2022 expected to be available in 2024 • Well Enhancer (North Sea) – contracted work through Q3 and expected seasonal slowdown during Q4 • Seawell (North Sea and Europe) – contracted work in the Mediterranean Sea into Q2; subsequent transit to UK with contracted work through Q3 and expected seasonal slowdown during Q4 • Q7000 (Asia Pacific / Brazil) – Australia campaign expected through July; vessel subsequently scheduled to transit to Brazil for multi-well decommissioning contract expected to commence Q4 • Siem Helix 1 (Brazil) – under decommissioning contract for Trident Energy in the Campos Basin offshore Brazil through late November 2025 • Siem Helix 2 (Brazil) – contracted decommissioning and production enhancement work for Petrobras in various basins offshore Brazil through mid-December 2024 Robotics • Grand Canyon II (Asia Pacific) – vessel expected to be nearly fully utilized providing ROV support work on renewables project offshore Taiwan through Q3; expect strong utilization for remainder of year, with identified opportunities in Malaysia and Australia • Grand Canyon III (North Sea) – vessel resumed trenching mid-April and expected to remain nearly fully utilized on trenching scopes for duration of 2024 • Shelia Bordelon (US) – vessel currently working for oil and gas customer in the Gulf of Mexico and expected to commence late Q2 a renewables windfarm project on US East Coast through October; further spot opportunities identified • Siem Topaz (Taiwan) – vessel working on offshore windfarm project utilizing T1400-1 trencher and contracted to remain in Taiwan through end of trenching season in November • North Sea Enabler (North Sea) – vessel recommenced trenching campaign mid-April expected into December • Glomar Wave (North Sea) – vessel under flexible charter with committed and optional days; vessel has at least six months of renewables site clearance work contracted in 2024 that commenced mid-March • Trenchers (Global) – six trenchers with expected three ongoing working trencher spreads: two in the North Sea and one in Asia Pacific; remaining trenchers currently available in spot market • ROVs (Global) – expect strong utilization across ROV fleet in all three regions Shallow Water Abandonment • Liftboats – expect utilization on five to seven liftboats • OSVs – expect utilization on four to six OSVs • P&A Systems – expect utilization on 11 to 14 P&A systems • CT Systems – expect utilization on one to three CT systems • DSVs – expect utilization on all three diving vessels • Epic Hedron – heavy lift barge expected seasonal utilization beginning mid-Q2 and into Q4 2024 OUTLOOK Segments Outlook

19 19 We continue momentum on our Energy Transition business strategy: Production Maximization, Decommissioning and Renewables • Expected continued strong cash generation in this current environment • Annual maintenance capex anticipated to average approximately $70 million for foreseeable future Well Intervention • Q7000 under decommissioning contract with Shell in Brazil into Q4 2025 with options • Expect existing operations in Brazil continuing with incremental rate improvements: • Siem Helix 1 on contract with Trident in Brazil at improved rates in 2025 • Siem Helix 2 on contract with Petrobras through late 2024 • Seawell and Well Enhancer expected seasonal utilization in the North Sea; winter North Sea utilization or campaigns in the Mediterranean Sea providing upside potential • Q4000 and Q5000 expected strong utilization in Gulf of Mexico and Nigeria contract on the Q4000 into 2025 Robotics • Anticipate continued strong renewables trenching market and deployment of T-1400-2 jet trencher • Expect continued renewables site clearance project opportunities and deployment of second boulder grab • Vessel charter agreements ensures vessel capacity • Continued tight ROV market Shallow Water Abandonment • Expected seasonal Gulf of Mexico shallow water decommissioning market • Demand upturn expected to follow recent operator bankruptcies Production Facilities • HPI contract through at least mid-2025 • Expect continued production on Thunder Hawk wells • HWCG contract through at least Q1 2026 Balance Sheet • Currently no significant debt maturities until 2029 • $120 million revolving credit facility in place through September 2026 • Expect continued execution of share repurchase program Beyond 2024

20 Non-GAAP Reconciliations

21 21 NON-GAAP RECONCILIATIONS Non-GAAP Reconciliations Year Ended ($ in thousands, unaudited) 3/31/24 3/31/23 12/31/23 12/31/23 Reconciliation from Net Loss to Adjusted EBITDA: Net loss (26,287) $ (5,165) $ (28,333) $ (10,838) $ Adjustments: Income tax provision (benefit) (1,698) (2,018) 8,721 18,352 Net interest expense 5,477 4,187 4,771 17,338 Other (income) expense, net 2,216 (3,444) (6,963) 3,590 Depreciation and amortization 46,353 37,537 44,103 164,116 EBITDA 26,061 31,097 22,299 192,558 Adjustments: (Gain) loss on disposition of assets 150 (367) - (367) Acquisition and integtation costs - 231 - 540 Change in fair value of contingent consideration - 3,992 10,927 42,246 Losses related to convertible senior notes 20,922 - 37,277 37,277 General provision (release) for current expected credit losses (143) 141 129 1,149 Adjusted EBITDA 46,990 $ 35,094 $ 70,632 $ 273,403 $ Free Cash Flow: Cash flows from operating activities 64,484 $ (5,392) $ 94,737 $ 152,457 $ Less: Capital expenditures, net of proceeds from asset sales and insurance recoveries (3,242) (6,300) (2,859) (18,659) Free Cash Flow 61,242 $ (11,692) $ 91,878 $ 133,798 $ Net Debt: Long-term debt and current maturities of long-term debt 318,164 $ 260,460 $ 361,722 $ 361,722 $ Less: Cash and cash equivalents and restricted cash (323,849) (169,182) (332,191) (332,191) Net Debt (5,685) $ 91,278 $ 29,531 $ 29,531 $ Three Months Ended

22 22 NON-GAAP RECONCILIATIONS Non-GAAP Definitions Non-GAAP Financial Measures We define EBITDA as earnings before income taxes, net interest expense, net other income or expense, and depreciation and amortization expense. Non-cash impairment losses on goodwill and other long-lived assets are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude gains or losses on disposition of assets, acquisition and integration costs, gains or losses related to convertible senior notes, the change in fair value of contingent consideration and the general provision (release) for current expected credit losses, if any. We define Free Cash Flow as cash flows from operating activities less capital expenditures, net of proceeds from asset sales and insurance recoveries (related to property and equipment), if any. Net debt is calculated as long-term debt including current maturities of long-term debt less cash and cash equivalents and restricted cash. We use EBITDA, Adjusted EBITDA, Free Cash Flow and Net Debt to monitor and facilitate internal evaluation of the performance of our business operations, to facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial and strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measures of EBITDA, Adjusted EBITDA, Free Cash Flow and Net Debt provide useful information to the public regarding our operating performance and ability to service debt and fund capital expenditures and may help our investors understand and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA, Adjusted EBITDA, Free Cash Flow and Net Debt differently from the way we do, which may limit their usefulness as comparative measures. EBITDA, Adjusted EBITDA, Free Cash Flow and Net Debt should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income, cash flows from operating activities, or other income or cash flow data prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures. See reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. We have not provided reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures due to the challenges and impracticability with estimating some of the items without unreasonable effort, which amounts could be significant.

2023 Corporate Sustainability Report Sustainability continues to drive our business strategy and decision-making with a renewed focus on our commitment to energy security and participation in the world’s energy transition. Through maximizing existing reserves, decommissioning, and renewable energy support, our services lay the foundation for this transformation. Our 2023 Corporate Sustainability Report details our Greenhouse Gas Emissions and reduction targets and is designed to align and be guided by the Task Force for Climate-Related Financial Disclosure (TCFD) voluntary reporting framework, the Applicable Value Reporting Foundation’s Sustainability Accounting Standards Board (SASB) - Oil and Gas Services Standard, Institutional Shareholder Services (ISS), Sustainalytics and the Global Reporting Initiative (GRI). Read our 2023 Corporate Sustainability Report

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